Exhibit No. 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Total Return Series, Inc.:

We consent to the use of our report dated November 21, 2013, with respect to the financial statements and financial highlights of Federated Mortgage Fund, a portfolio of Federated Total Return Series, Inc., as of September 30, 2013, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

/s/KPMG

Boston, Massachusetts

March 12, 2014